EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firms

The Board of Directors

Norfolk Southern Corporation:

We consent to the incorporation by reference in Registration Statements Nos. 33-52031, 333-71321, 333-60722, 333-100936 and 333-109069 on Form S-8 and 333-119398 on Form S-3 of Norfolk Southern Corporation of our report dated January 27, 2004, except for note 2, as to which the date is January 21, 2005, with respect to the consolidated statements of income, stockholders' equity, and cash flows of Conrail Inc. and subsidiaries for the year ended December 31, 2003, which report appears in the December 31, 2005, Annual Report on Form 10-K of Norfolk Southern Corporation.   Our report refers to the adoption by Conrail Inc. of Financial Accounting Standards Board Statement No. 143, Accounting for Asset Retirement Obligations.

/s/ KPMG LLP                                                                              /s/ Ernst & Young LLP

Norfolk , Virginia                                                                            Jacksonville , Florida

February 21, 2006                                                                            February 21, 2006